                                                                   EXHIBIT 10.35

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 19th day of March, 1996, between Telco Communications Group, Incorporated, a Virginia corporation (the "Company"), and Nicholas A. Merrick (the "Executive").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the considerations set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

     1.   EMPLOYMENT.
          ----------

          (a) The Company hereby employs the Executive as Chief Financial Officer and Vice President of Finance and Investor Relations and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

          (b) Executive shall report directly to the Company's President and Chief Executive Officer unless the Company's Board of Directors (the "Board") instructs him otherwise, and shall perform such other or further duties consistent with his positions as Chief Financial Officer and Vice President of Finance and Investor Relations pursuant to the direction of the President and Chief Executive Officer or the Board.

          (c)  Attention and Effort.  The Executive shall be required to devote
               --------------------
his full business time, attention and effort to the Company's business and affairs and perform diligently such duties as are customarily performed by executives in similar positions with companies similar in character or size to the Company, all subject to the direction of the President and Chief Executive Officer and the Board, together with such other duties as may be reasonably requested from time to time by the Board, which duties shall be consistent with his positions as set forth above. The Executive agrees to use all of his skills and business judgment and render services to the best of his ability to serve the interests of the Company. Subject to the terms of Section 8, this shall not preclude Executive from serving on community and civic boards, participating in industry associations, or otherwise engaging in other activities which, in the Company's judgment, do not unreasonably interfere with his duties to the Company.

          (d)  Support Services.  The Executive shall be entitled to all of the
               ----------------
administrative, operational and facility support customary for a similarly situated executive. This support shall include, without limitation, a suitably appointed private office, a secretary or

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administrative assistant, and payment of or reimbursement for reasonable cellular telephone expenses, expenses of the Executive maintaining his professional license and standing and any and all other business expenses reasonably incurred on behalf of or in the course of performing duties for the Company, all in accordance with the expense reimbursement policies established from time to time by the Company. The Executive agrees to provide such documentation of these expenses as may be reasonably required.

     2.   TERM AND POSITIONS.  Subject to the provisions for termination
          ------------------
hereinafter provided, the Term (the "Term") shall begin on the date hereof, shall continue through the third anniversary of the date hereof, and shall automatically renew each year until the fifth anniversary hereof unless notice of termination is given by either party hereto at least ninety(90) days prior to the end of each annual term.

     3.   COMPENSATION.
          ------------

          Throughout the Term the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Section 3, and the additional compensation and benefits set forth in
Section 7, as applicable.

          (a) The Company shall pay to the Executive a "Base Salary," payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly), of a minimum of $130,000 per annum, which shall be reviewed annually.

          (b) The Company shall pay to the Executive a cash bonus for each fiscal year, or part thereof that he is employed by the Company, at the discretion of the Board, provided, however, that Executive's bonus for the years ended December 31, 1996, December 31, 1997, and December 31, 1998, respectively, shall be a minimum of $78,000 and shall be payable in January of the following year.

          (c) The Company has adopted for its employees an incentive and non-qualified stock option plan (the "Stock Option Plan"). Concurrently with the execution of this Agreement, the Executive shall be granted the right and option ("the Options") pursuant to the Stock Option Plan to purchase up to 1,000 Common Shares. Subject to vesting as set forth in Section 4 hereof, the Options may be exercised at any time or from time to time, in whole or in part, during the 10 year period following the date the Initial Options are granted. The purchase price of the 1,000 shares of Common Stock subject to the Options shall be $3,200 per share. The Options are in addition to any other rights and options which, at the Company's sole election and in its sole discretion, may be granted to the Executive under any qualified, non-qualified, incentive, bonus and other stock or stock option plans which may be adopted by the Company.

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          (d)  The Company shall provide the Executive its standard medical hospitalization and dental insurance for Executive, his spouse and eligible family members, subject to and in accordance with the Company's policy, the proportion of the cost thereof to be borne by the Company and the Executive in accordance with such policy.

          (e) The Executive shall participate in all retirement and other benefit plans of the Company generally available from time to time to employees of the Company and for which the Executive qualifies under the terms thereof (and nothing in this Agreement shall, or shall be deemed to, in any way affect the Executive's right and benefits thereunder except as expressly provided herein).

          (f) The Executive shall be entitled to such periods of vacation and sick leave allowance each year as provided under the Company's vacation and sick leave policy for executive officers.

          (g) The Executive shall be entitled to participate in any equity or other employee benefit plan and other fringe benefits that are generally available to executive officers, as distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

     4.   VESTING.
          -------

          (a) Subject to the provisions of Section 6 and the last sentence of this Section 4(a), the shares of Common Stock purchasable upon the exercise of the Options shall vest in one-third increments on each of the first three anniversaries of the date the Options are granted (which shall be dated 3/19 - 1st day of employment). In the event of a change in control as defined in
Section 4(c), all unvested Options shall immediately vest.

          (b) The Executive shall not have any of the rights of a common shareholder of the Company with respect to any non-exercised portion of the Options, except that in the event of any change in the outstanding Common Stock by reason of a stock divided or distribution, recapitalization, merger, consolidation, split, split-up, combination or exchange of shares, the number of shares purchasable upon the exercise of the Options and the purchase price of the Common Stock subject to the Options shall be appropriately adjusted.

          (c) "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of voting representing more than 25% of the total voting stock of the Company outstanding on a fully diluted basis; or (ii) individuals who on the date of this Agreement constitute the Board of Directors (Henry Luken, Don

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Burns and Tom Cirrito together with any new directors whose election by the
Board of Directors or whose nomination for election by the Company's stockholders was approved by vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the date of this Agreement or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) Don Burns and Henry Luken cease to beneficially own at any time an aggregate of at least 25% of the total voting power of the total voting stock of the Company outstanding on a fully diluted basis.

     5.   PERMANENT DISABILITY.
          --------------------

          (a) For purposes of this Agreement, the Executive's "Permanent Disability" shall be deemed to have occurred one day after one hundred twenty
(120) days in the aggregate during any consecutive twelve (12) month period, or one day after ninety (90) consecutive days, during which one hundred twenty
 (120) or ninety (90) days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to perform the essential functions under this Agreement with or without reasonable accommodation.

          (b) If either the Company or the Executive, after receipt of notice of the Executive's Permanent Disability from the other, disputes that the Executive's Permanent Disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the metropolitan Washington, D.C. area and, unless such physician shall issue his written statement to the effect that, in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to perform his essential functions hereunder, with or without reasonable accommodation, such Permanent Disability shall be deemed to have occurred on the day above specified.

     6.   TERMINATION.
          -----------

          (a) The Executive's employment under this Agreement and the Term shall be terminated immediately on the death of the Executive and may be terminated by the Company:

              (i) at any time after the Permanent Disability of the Executive;

              (ii) at any time for "Cause" (as defined below) by action of the Board; or

              (iii)  at any time without Cause by action of the Board.

          For purposes hereof, Cause shall mean:

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               Active participation by the Executive in fraudulent conduct, a felony, or an act or series of acts of dishonesty, recklessness or gross negligence or the Executive's willful failure to perform any of his duties under this Agreement. The Executive's breach of any provision of this Agreement, which breach has not been cured (if it is of a nature that can be cured) to the Board's reasonable satisfaction within ten (10) days after the Company gives written notice thereof to the Executive;

               The voluntary resignation of the Executive without the prior consent of the Board.

          (b) Upon any termination of this Agreement, the Executive shall be deemed to have resigned from all offices and directorships held by the Executive in the Company.

          (c)  TERMINATION BY DEATH. If the Executive's employment is terminated
               --------------------
by death, the Executive's estate shall be entitled to receive (i) life insurance benefits pursuant to any life insurance purchased by the Company, (ii) a pro rata portion of the bonus applicable to the calendar year in which such termination occurs, payable when and as such bonus is determined under Section 3(b), and (iii) other benefits, payable within ninety (90) days after the date of death, accrued by him hereunder up to and including the date of Executive's death. In addition, if Executive's employment is terminated by death, the Options granted to the Executive pursuant to Section 3(c) prior to the date of such termination shall immediately vest and be exercisable by Executive's estate for a period of at least 90 days.

          (d)  TERMINATION FOR CAUSE. If the Executive's employment is
               ---------------------
terminated by the Company for Cause, the Company shall not have any other or further obligations to the Executive under this Agreement (except (i) as may be provided in accordance with the terms of retirement and other benefit plans pursuant to Section 3(d), (e) and (g), (ii) as to that portion of any unpaid Base Salary and other benefits accrued and earned under this Agreement through the date of such termination, and (iii) as to benefits, if any, provided by any insurance policies in accordance with their terms), and any rights to Options under Section 3(c) or Section 7 that shall not have vested within ninety (90) days following such termination shall terminate. The foregoing sentence shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity.

          (e)  TERMINATION WITHOUT CAUSE. If the Executive's employment is
               -------------------------
terminated by the Company without Cause, the Executive shall be entitled to receive (i) severance compensation equal to what would have been his Base Salary under Section 3(a), payable at such times as his Base Salary would have been paid if his employment had not been terminated, for a period of one year from the date of his termination, and (ii) other benefits, payable within ninety (90) days after the date of such termination, accrued by him hereunder up to and including the date

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of such termination. In addition, if the Executive is terminated without Cause, the Options granted to the Executive pursuant to Section 3(c) prior to the date of such termination shall vest immediately.

          (F)  TERMINATION FOR PERMANENT DISABILITY.  If the Executive's
               ------------------------------------
employment is terminated by the Company for Permanent Disability, the Executive shall be entitled to receive (i) severance compensation equal to what would have been his Base Salary under Section 3(a) for six (6) months after the date of such termination, payable at such times as his Base Salary would have been paid if his employment had not been terminated, less any disability insurance benefits pursuant to any disability insurance provided by the Company or purchased by Executive, the cost of which is reimbursed by the Company, which are payable in respect of the period after such termination, and (ii) other benefits, payable within ninety (90) days after termination for Permanent Disability, accrued by him hereunder up to and including the date of termination for Permanent Disability. Notwithstanding such termination, the Options granted to the Executive prior to the date of such termination shall vest in accordance with the schedule contained in Section 4.

     (G)  TERMINATION WITH GOOD REASON.  Executive may terminate this Agreement,
          ----------------------------
upon 30 days prior written notice to the Company (the "Notice Period"), in the event (i) there is a material diminution in Executive's duties and responsibilities or such duties and responsibilities are otherwise diminished such that they no longer reflect the duties and responsibilities customary for a chief financial officer, (ii) the Company hires or appoints a person, other than Executive, to the position (or functional equivalent, regardless of actual title) of chief financial officer or (iii) Executive is required to relocate to an office that is more than 50 miles from the Executive's current office located at 4219 Lafayette Center Drive, Chantilly, Virginia (each of (i), (ii) and (iii) being referred to as a "Responsibilities Breach") and the Company fails to cure said Responsibilities Breach, to the reasonable satisfaction of Executive, within the Notice Period. If the Executive terminates his employment for Responsibilities Breach, the Executive shall be entitled to receive (i) severance compensation equal to what would have been his Base Salary under
Section 3(a), payable at such times as his Base Salary would have been paid if his employment had not been terminated, for a period of one year after such termination and (ii) other benefits, payable within 90 days after the date of such termination, accrued by him hereunder up to and including the date of such termination. In addition, the Options granted to the Executive pursuant to
Section 3(c) prior to the date of such termination shall vest immediately.

     7.   ADDITIONAL COMPENSATION AND BENEFITS.
          ------------------------------------

          (A) In additional to any other compensation awarded hereunder, Executive shall also be entitled to reimbursement of $35,000 as a one-time relocation expenses associated with the commencement of Executive's employment hereunder.

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     8.   COVENANTS AND CONFIDENTIAL INFORMATION.
          --------------------------------------

          (a) The Executive acknowledges the Company's reliance on and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the Term. In light of such reliance and expectation on the part of the Company, during the periods hereafter specified in Section 8(b), the Executive shall not, directly or indirectly, do or suffer either of the following:

               (i) Be employed by any other corporation, partnership, proprietorship, firm, association or other business entity directly or indirectly engaged in the business of local or long distance telephone network services within the United States; or

               (ii) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, other than in accordance with the Executive's duties hereunder, any confidential or proprietary information relating to the Company's business, prospects, finances, operations, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executve shall have been employed by or associated with the Company is confidential and/or proprietary information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information:

               (A) is clearly obtainable in the public domain;

               (B) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof; of

               (C) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

          (b) The applicable periods shall be: (i) so long as the Executive is an employee of the Company; (ii) as to trade secrets described in clause (ii) at any time after the Executive is no longer an employee of the Company; (iii) as to confidential information described in clause (ii), for a period of one (1) year after termination of employment; and (iv) for a period of one year after termination of employment without Cause or for Permanent Disability.

          (c) The Executive agrees and understands that the remedy at law for any breach by him of this Section 8 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that the Company shall be entitled to immediate injunctive relief. Nothing in this Section 8 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Section 8 which may be pursued or availed of by the Company.


          (d) THE EXECUTIVE HAS CAREFULLY CONSIDERED THE NATURE AND EXTENT OF THE RESTRICTION UPON HIM AND THE RIGHTS AND REMEDIES CONFERRED UPON THE COMPANY UNDER THIS SECTION 8 AND HEREBY ACKNOWLEDGES AND AGREES THAT THE SAME ARE REASONABLE IN TIME AND TERRITORY, ARE DESIGNED TO ELIMINATE COMPETITION WHICH OTHERWISE WOULD BE UNFAIR TO THE COMPANY, DO NOT STIFLE THE INHERENT SKILL AND EXPERIENCE OF THE EXECUTIVE, WOULD NOT OPERATE AS A BAR TO THE EXECUTIVE'S SOLE MEANS OF SUPPORT, ARE FULLY REQUIRED TO PROTECT THE LEGITIMATE INTERESTS OF THE COMPANY DISPROPORTIONATE TO THE DETRIMENT TO THE EXECUTIVE.

          (e) The Executive acknowledges that the Executive's obligations under this Section 8 shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the Executive, with Cause or without Cause.

     9.   MISCELLANEOUS
          -------------

          (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaken or performing employment in accordance with the terms and conditions of this Agreement.

          (b) The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

          (c) At all times during and after Executive's employment and the effectiveness of this Agreement, the Company shall indemnify Executive (as a director, officer, employee and otherwise) to the fullest extent permitted by law and shall at all times maintain appropriate provisions in its articles of incorporation and bylaws which mandate that the Company provide such indemnification.

          (d) The Company shall reimburse Executive for reasonable fees and expenses incurred in connection with the negotiation and execution of this Agreement, including, without limitation, the reasonable fees and expenses of his attorneys.

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

          (e) The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under his Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

          (f) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining in the metropolitan Washington, D.C. area, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this
Section 9(d) shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of his covenants contained in this Agreement.

          (g) All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or nationally recognized express delivery service, as follows:

          If to the Company or the Board:

          Telco Communications Group, Incorporated
          4219 Lafayette Center Drive
          Chantilly, VA 22021-1209
          Attention: President and Chief Executive Officer
          Fax Number: (703)803-3430

          With a copy to:

          Swidler & Berlin, Chartered
          3000 K Street, N.W., Suite 300
          Washington, D.C. 20007
          Attn: John J. Klusaritz, Esq.
          Fax Number: (202)424-7643

          If to the Executive:

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

               Nicholas A. Merrick
               5803-E Post Corners Trail
               -------------------------
               Centreville, VA 22020
               -------------------------

               With a copy to:


               -------------------

               -------------------


Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service, shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery.

     Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

          (h) The failure of either party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

          (i) This Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

          (j) This Agreement shall be governed by, and construed in accordance with the provisions of, the law of the State of Virginia, without reference to provisions that refer a matter to the law of any other jurisdiction. Each party hereto hereby irrevocably submits itself to the non-exclusive personal jurisdiction of the federal and state courts sitting in Virginia; accordingly, subject to the provisions for arbitration provided in Section 9(d), any justiciable matters involving the Company and the Executive with respect to this Agreement may be adjudicated only in a federal or state court sitting in Virginia.

          (k) All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts relating to taxes and other

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government assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

          (l) Captions and section headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it.

          (m) Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                        TELCO COMMUNICATIONS GROUP,
                                        INCORPORATED, a Virginia corporation


                                   By:             \s\Donald A. Burns
                                         ---------------------------------------
                                   Name:           Donald A. Burns
                                         ---------------------------------------
                                   Title:    President
                                         ---------------------------------------

                                                \s\Nicholas A. Merrick
                                         ---------------------------------------
                                                  NICHOLAS A. MERRICK

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